Exhibit 3.38

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF WHOLE FOODS MARKET SOUTHWEST, L.P. A TEXAS LIMITED PARTNERSHIP APRIL 1, 2004

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF WHOLE FOODS MARKET SOUTHWEST, L.P. A TEXAS LIMITED PARTNERSHIP TABLE OF CONTENTS ARTICLE 1 THE PARTNERSHIP 1 Section 1.1. Formation 1 Section 1.2. Partnership Name 1 Section 1.3. Purpose 1 Section 1.4. Principal Place of Business 2 Section 1.5. Term 2 Section 1.6. Filings; Agent for Service of Process 2 Section 1.7. Definitions 2 ARTICLE 2 PARTNERS’ CAPITAL CONTRIBUTIONS 4 Section 2.1. Initial Capital Contributions; Interests 4 Section 2.2. Additional Capital Contributions 4 Section 2.3. Capital Accounts 4 ARTICLE 3 ALLOCATIONS Section 3.1. Profits and Losses 5 Section 3.2. Asset Distribution 5 ARTICLE 4 DISTRIBUTIONS 5 Section 4.1. Distributions 5 ARTICLE 5 MANAGEMENT 5 Section 5.1. Authority of the General Partner 5 Section 5.2. Right to Rely on General Partner 7 Section 5.3. Restrictions on Authority of General Partner 7 Section 5.4. Duties and Obligations of General Partner 8 Section 5.5. Indemnification of General Partner 8 Section 5.6. Compensation and Loans 9 Section 5.7. Operating Restrictions 9 Section 5.8. Officers 10 ARTICLE 6 ROLE OF LIMITED PARTNERS 11 Section 6.1. Rights or Powers 11 Section 6.2. Voting Rights 11 Section 6.3. Limitation on Liability 11 Section 6.4. Bankruptcy; Death 11 ARTICLE 7 BANK ACCOUNTS, BOOKS OF ACCOUNT, REPORTS, AND FISCAL YEAR 11 Section 7.1. Bank Account; Investments 11 Section 7.2. Books and Records 12 Section 7.3. Determination of Profit and Loss 12 Section 7.4. Tax Returns and Information 12 Section 7.5. Right of Other Partners 12 Section 7.6. Fiscal Year 12 Section 7.7. Annual Reports 12 ARTICLE 8 AMENDMENTS: MEETINGS 12 Section 8.1. Amendments 12 i Whole Foods Market Southwest LP Amended and Restated Agreement of Limited Partnership v1 20040330.doc

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF WHOLE FOODS MARKET SOUTHWEST, L.P. A TEXAS LIMITED PARTNERSHIP TABLE OF CONTENTS Section 8.2. Meetings of the Partners 13 ARTICLE 9 TRANSFERS OF INTERESTS 14 Section 9.1. Transfers 14 Section 9.2. Involuntary Withdrawal 14 Section 9.3. Purchase Price 15 Section 9.4. Condition to Transfer 15 Section 9.5. Effect of Change of Partners 15 ARTICLE 10 GENERAL PARTNERS 15 Section 10.1. Additional General Partners 15 Section 10.2. Covenant Not to Withdraw, Transfer or Dissolve 15 Section 10.3. General Partner’s Withdrawal Constitutes a Breach of this Agreement 16 Section 10.4. Election of New General Partners 16 ARTICLE 11 DISSOLUTION AND WINDING UP 16 Section 11.1. Liquidating Events 16 Section 11.2. Winding Up 17 Section 11.3. Rights of Limited Partners 17 Section 11.4. Notice of Dissolution 17 Section 11.5. Liability for Indebtedness Secured by Assets Distributed in Kind 18 ARTICLE 12 CONFIDENTIALITY OF INFORMATION 18 Section 12.1. Generally 18 Section 12.2. Damages; Exceptions 18 ARTICLE 13 POWER OF ATTORNEY 19 Section 13.1. General Partner as Attorney-in-Fact 19 Section 13.2. Nature of Special Power 19 ARTICLE 14 MISCELLANEOUS 20 Section 14.1. Notices 20 Section 14.2. Binding Effect 20 Section 14.3. Construction 20 Section 14.4. Time 20 Section 14.5. Headings 20 Section 14.6. Severability 20 Section 14.7. Incorporation by Reference 21 Section 14.8. Further Action 21 Section 14.9. Variation of Pronouns 21 Section 14.10. Governing Law 21 Section 14.11. Competing Business 21 Section 14.12. Waiver of Action for Partition 21 Section 14.13. Counterpart Execution 21 Section 14.14. Sole and Absolute Discretion 21 Section 14.15. Creditors 22 Section 14.16. Waiver 22 Section 14.17. Offset 22 EXHIBIT A ii Whole Foods Market Southwest LP Amended and Restated Agreement of Limited Partnership v1 20040330.doc

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF WHOLE FOODS MARKET SOUTHWEST, L.P. A TEXAS LIMITED PARTNERSHIP This AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP is entered into and shall be effective as of the 1st day of April, 2004 (the “Effective Date”), by and between WHOLE FOODS MARKET SOUTHWEST I, INC., a Delaware corporation, as the General Partner, and WHOLE FOODS MARKET SOUTHWEST INVESTMENTS, INC., a Delaware corporation, as the Limited Partner, pursuant to the provisions of the Texas Revised Limited Partnership Act, on the following terms and conditions: RECITALS WHEREAS, the Partnership was formed pursuant to a Certificate of Limited Partnership filed with the Secretary of State of the State of Texas on March 2, 1995, as amended by Certificate of Amendment of Limited Partnership filed with the Secretary of State of the State of Texas on March 27, 1995, and Certificate of Amendment of Limited Partnership filed with the Secretary of State of the State of Texas on April 30, 1997; and WHEREAS, the Partnership is recognized as a limited partnership under the Act; and WHEREAS, as a result of the above agreements and understandings of the Partners, the Partners desire to set forth their agreement as to the operation of the anticipated business to be conducted by the Partnership. NOW, THEREFORE, the Partners enter into this Agreement on the terms and conditions and for the purposes stated herein. ARTICLE 1 THE PARTNERSHIP Section 1.1. Continuation. The Partners hereby continue the Partnership as a limited partnership pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. Section 1.2. Partnership Name. The name of the Partnership shall be WHOLE FOODS MARKET SOUTHWEST, L.P., and all business of the Partnership shall be conducted in such name. The General Partner may change the name of the Partnership upon ten (10) days’ notice to the Limited Partner. The Partnership shall hold all of its Property in the name of the Partnership and not in the name of any Partner. Section 1.3. Purpose. The purpose of the Partnership is to engage in all business permitted by the Act. If the Partnership qualifies to do business in a foreign jurisdiction, it may transact all business permitted in that jurisdiction. There is no jurisdictional restriction upon any 1 Whole Foods Market Southwest LP Amended and Restated Agreement of Limited Partnership v1 20040330.doc

Partnership Property or activity. Subject to the limitations contained in this Agreement and in the Act, the Partnership purposes may be accomplished by the General Partner taking any action which is permitted hereunder or under the Act. Section 1.4. Principal Place of Business. The principal place of business of the Partnership shall be located at such place or places as the General Partner may from time to time determine. Section 1.5. Term. The term of the Partnership shall commence on the Effective Date and shall continue until terminated according to this Agreement. The Partnership may be terminated and dissolved at any time when the winding up and liquidation of the Partnership and its business is completed following a Liquidating Event, as provided in Section 11.1 hereof. Prior to the time that the certificate of limited partnership (the “Certificate”) is filed in the Office of the Secretary of State of Texas, no Person shall represent to third parties the existence of the Partnership or hold himself out as a Partner. Section 1.6. Filings; Agent for Service of Process. (a) The General Partner has caused the Certificate to be filed in the office of the Secretary of State of Texas in accordance with the provisions of the Act. The General Partner shall take any and all other actions reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership under the laws of Texas. The General Partner shall cause amendments to the Certificate to be filed whenever required by the Act. The General Partner shall cause a certified copy of the Certificate and any amendments thereto to be recorded in the office of the county recorder in every county in Texas in which the Partnership owns real property. Except as herein stated, the Act shall govern the rights and liabilities of the Partners. (b) The General Partner shall execute and cause to be filed original or amended Certificates and shall take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership or similar type of entity under the laws of any other states or jurisdictions in which the Partnership engages in business. (c) The agent for service of process on the Partnership shall be CT Corporation System or any successor as appointed by the General Partner, and the Partnership shall maintain a registered office in Texas at 1021 Main Street, Suite 1150, Houston, Texas 77002. (d) Upon the dissolution of the Partnership, the General Partner, (or, in the event there is no remaining General Partner, any Person elected pursuant to Section 11.1 hereof) shall promptly execute and cause to be filed certificates of dissolution in accordance with the Act and the laws of any other states or jurisdictions in which the Partnership has filed certificates. Section 1.7. Definitions. Capitalized words and phrases used in this Agreement have the following meanings: 2 Whole Foods Market Southwest LP Amended and Restated Agreement of Limited Partnership v1 20040330.doc

(a) “Act” means the Texas Revised Limited Partnership Act as set forth in Article 6132a-l of Vernon’s Civil Statutes, as amended from time to time (or any corresponding provisions of succeeding law). (b) “Affiliate” means any person that directly or indirectly controls, is controlled by, or is under common control with the person in question. As used in this definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract or otherwise. As used in this definition of “Affiliate,” the term “person” means any individual, corporation, association, partnership, joint venture, real estate investment trust, other trust estate or other entity or organization. (c) “Agreement” or “Partnership Agreement” means this Amended and Restated Agreement of Limited Partnership, as amended from time to time. (d) “Capital Accounts” means the accounts described in Section 2.3. (e) “Capital Contributions” means, with respect to any Partner, the amount of money and the fair market value of any property (other than money) contributed to the Partnership with respect to the Interest in the Partnership held by such Partner. (f) “Code” means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law). (g) “General Partner” means the person who (i) is referred to as such in the first paragraph of this Agreement or has become a General Partner pursuant to the terms of this Agreement and (ii) has not ceased to be a General Partner pursuant to the terms of this Agreement. (h) “Interest” or “Partnership Interest” means an ownership interest in the Partnership of the General Partner or a Limited Partner representing a percentage of the total partnership interests held by the General Partner or a Limited Partner pursuant to Section 2.1, including any and all benefits to which the holder of such an Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. (i) “Limited Partner” means (i) WHOLE FOODS MARKET SOUTHWEST INVESTMENTS, INC., a Delaware corporation, or any Limited Partner who becomes a Limited Partner pursuant to the terms of this Agreement, and (ii) any Limited Partner who holds an Interest. “Limited Partner” means all such Persons. (j) “Partners” means all General Partners and all Limited Partners, where no distinction is required by the context in which the term is used herein. “Partner” means any one of the Partners. 3 Whole Foods Market Southwest LP Amended and Restated Agreement of Limited Partnership v1 20040330.doc

(k) “Partnership” means the partnership formed pursuant to this Agreement and the partnership continuing the business of this Partnership in the event of dissolution as herein provided. (1) “Person” means any individual, partnership, corporation, trust, or other entity. (m) “Property” means all real and personal property acquired by the Partnership and any improvements thereto. The Property is also referred to herein as the Partnership Property. (n) “Transfer” means, as a noun, any voluntary or involuntary transfer, sale, pledge, hypothecation, or other disposition and, as a verb, voluntarily or involuntarily to transfer, sell, pledge, hypothecate, or otherwise dispose of. ARTICLE 2 PARTNERS’ CAPITAL CONTRIBUTIONS Section 2.1. Initial Capital Contributions; Interests. Contemporaneously with the Effective Date, the Partners each have received an Interest in the Partnership equal to the percentage Interest set forth next to their names on Exhibit A hereto. Except as specifically provided herein, no Partner shall have any liability or obligation to make capital contributions or loans to the Partnership. Section 2.2. Additional Capital Contributions. The Partners may from time to time unanimously determine to make additional contributions to the capital of the Partnership in such amounts and ratios as are determined by the Partners. Section 2.3. Capital Accounts. (a) In General. A Capital Account shall be maintained for each Partner. It is the intention of the parties that the Capital Accounts be maintained in accordance with the provisions of the Act. (b) Capital Account of Transferee. Upon the transfer of all or a part of an interest in the Partnership, the Capital Account of the transferor that is attributable to the transferred interest shall become the Capital Account of the transferee. (c) Loans or Advances. Loans or advances by any Partner or Affiliate of a Partner to the Partnership shall not be considered contributions to the capital of the Partnership and shall not increase the Capital Account of the lending or advancing Partner. All loans or advances made by any Partner or Affiliate to the Partnership shall bear interest at such rate and shall be repaid upon such other terms and conditions as may be agreed upon between the Partner or Affiliate making the loan or advance and the General Partner. 4 Whole Foods Market Southwest LP Amended and Restated Agreement of Limited Partnership v1 20040330.doc

ARTICLE 3 ALLOCATIONS Section 3.1. Profits and Losses. All items of income, gains, losses, deductions and credits shall be allocated to the Partners in accordance with their Interests. Section 3.2. Asset Distribution. With respect to any asset of the Partnership distributed in kind, the General Partner (or other liquidating trustee, if applicable) shall ascertain the fair market value of the asset to be distributed in kind, and each Partner’s Capital Account shall be charged or credited, as the case may be, as if such asset had been sold for cash at such fair market value and the net gain or net loss recognized thereby had been allocated to the Partners in accordance with this ARTICLE 3. ARTICLE 4 DISTRIBUTIONS Section 4.1. Distributions. All Partnership cash not required for Partnership operations or to repay Partnership loans or as a reasonable reserve for expenses or capital replacements, as determined by the Partners, may be distributed from time to time to the General Partner and the Limited Partners in accordance with their Interests. ARTICLE 5 MANAGEMENT Section 5.1. Authority of the General Partner. Except to the extent otherwise provided herein, the General Partner shall have the sole and exclusive right to manage the business of the Partnership and shall have all of the rights and powers which may be possessed by general partners under the Act including, without limitation the right and power to: (a) acquire by purchase, lease, or otherwise any real or personal property which may be necessary, convenient, or incidental to the accomplishment of the purposes of the Partnership including the authority to acquire real and personal property from the General Partner or any Limited Partner; (b) operate, maintain, improve, construct and lease any real estate and any personal property necessary, convenient, or incidental to the accomplishment of the purposes of the Partnership; (c) execute any and all agreements, contracts, documents, certifications, and instruments necessary or convenient in connection with the management, maintenance, and operation of Property, or in connection with managing the affairs of the Partnership, including executing amendments to the Agreement and the Certificate in accordance with the terms of the Agreement, pursuant to any power of attorney granted by the Limited Partners to the General Partner; 5 Whole Foods Market Southwest LP Amended and Restated Agreement of Limited Partnership v1 20040330.doc

(d) register or take title to Partnership assets in the Partnership’s name or as trustee, with or without disclosing the identity of his or her principal; or permit the securities to be registered in “street name” under a custodial arrangement with an established securities brokerage firm, trust department, or other custodian; (e) prepay in whole or in part, refinance, recast, increase, modify, or extend any liabilities affecting the Property and in connection therewith execute any extensions or renewals of encumbrances on any or all of the Property; (f) guarantee the financial transactions of others, with or without charging a fee; (g) borrow and lend money; and, in accordance with Section 5.6, allow a Partner to lend money to and transact other business with the Partnership or Partners; (h) borrow or raise money by issuing, accepting, endorsing or executing notes, drafts, bills of exchange, warrants, bonds, debentures, instruments or evidences of indebtedness; securing the indebtedness by mortgage, pledge, transfer, or assignment in trust of all or any part of the Property; and selling, pledging, or disposing of the Partnership’s obligations; (i) care for and distribute funds to the Partners by way of cash, income, return of capital, or otherwise, all in accordance with the provisions of this Agreement, and perform all matters in furtherance of the objectives of the Partnership or this Agreement; (j) contract on behalf of the Partnership for the employment and services of employees and/or independent contractors, such as lawyers and accountants, and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Partnership; (k) engage in any kind of activity, including any other trade, business, or investment activity, and perform and carry out contracts of any kind (including contracts of insurance covering risks to the Property and General Partner liability) necessary or incidental to, or in connection with, the accomplishment of the purposes of the Partnership, as may be lawfully carried on or performed by a partnership under the laws of each state in which the Partnership is then formed or qualified; (1) take, or refrain from taking, all actions, not expressly proscribed or limited by this Agreement, as may be necessary or appropriate to accomplish the purposes of the Partnership; (m) institute, prosecute, defend, settle, compromise, and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or 6 Whole Foods Market Southwest LP Amended and Restated Agreement of Limited Partnership v1 20040330.doc

against, the Partnership or the Partners in connection with activities arising out of, connected with, or incidental to this Agreement, and to engage counsel or others in connection therewith; and (n) withhold any funds due to a Limited Partner who is a foreign Person as may be required by the Code and its promulgated regulations. In the event of replacement of WHOLE FOODS MARKET SOUTHWEST I, INC. as the General Partner pursuant to Section 11.1 hereof and the Partners appoint more than one Person as the General Partners, the rights and powers of the General Partner hereunder shall be exercised by them in such manner as they may agree. In the absence of an agreement among the General Partners, no General Partner shall exercise any of such rights and powers without the unanimous consent of all General Partners. Section 5.2. Right to Rely on General Partner. Any Person dealing with the Partnership may rely (without duty of further inquiry) upon a certificate signed by the General Partner as to: (a) the identity of the General Partner and the Limited Partner; (b) the existence or nonexistence of any fact or facts which constitute a condition precedent to acts by a General Partner or which are in any other manner germane to the affairs of the Partnership; (c) the Persons who are authorized to execute and deliver any instrument or document of the Partnership; or (d) any act or failure to act by the Partnership or any other matter whatsoever involving the Partnership or any Partner. Section 5.3. Restrictions on Authority of General Partner. (a) Without the consent of the Partners voting more than 50% of the Interests, no General Partner shall have the authority to: 1. do any act in contravention of this Agreement; 2. do any act which would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement; 3. knowingly perform any act that would subject any Limited Partner to liability as a general partner in any jurisdiction; 4. lend any of the Partnership funds to the General Partner or any of the Limited Partners pursuant to any agreement or loan arrangement which contains other than the same interest rates and other repayment terms 7 Whole Foods Market Southwest LP Amended and Restated Agreement of Limited Partnership v1 20040330.doc

which the General Partner would agree to if the borrower or lender (as the case may be) would require if such borrower or lender were an independent third party; 5. sell any Partnership assets to or buy any real or personal property from the General Partner or any Limited Partner unless the sales or purchase price is at fair market value and pursuant to such terms to which an independent seller or buyer (as the case may be) would agree; or 6. sell or otherwise dispose of all or substantially all of the Property, except for a liquidating sale of Property in connection with the dissolution of the Partnership pursuant to Section 11.2. (b) Except as otherwise provided by this Agreement, no Limited Partner shall have any right to participate in the management or control of the Partnership or its business and affairs or to act for or bind the Partnership in any way. Any Partner who acts beyond the scope of the authority granted by this Agreement shall, in addition to any other remedy available to the Partnership or the other Partners, be liable in damages to the Partnership and each other Partner for any loss or damages that they may incur or suffer as a consequence of such act. Section 5.4. Duties and Obligations of General Partner. (a) The General Partner shall take all actions which may be necessary or appropriate (i) for the continuation of the Partnership’s valid existence as a limited partnership under the laws of the State of Texas (and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Limited Partners or to enable the Partnership to conduct the business in which it is engaged) and (ii) for the accomplishment of the Partnership’s purposes, including the acquisition, development, maintenance, preservation, and operation of Property in accordance with the provisions of this Agreement and applicable laws and regulations. (b) The General Partner shall manage, or cause to be managed, the Partnership affairs in accordance with the Act and all other legal requirements and contractual obligations applicable to the Partnership. The General Partner and its shareholders and Affiliates shall be free to engage in, conduct or to participate \in any business or activity whatsoever without any accountability or obligation whatsoever to the Partnership or to any other Partner, even if such business or activity competes with or is enhanced by the business of the Partnership. (c) The General Partner shall be under a fiduciary duty to conduct the affairs of the Partnership in the best interests of the Partnership and of the Limited Partners, including the safekeeping and use of all of the Property and the use thereof for the exclusive benefit of the Partnership. Section 5.5. Indemnification of General Partner. (a) The Partnership, its receiver, or its trustee shall indemnify, save harmless, and pay all judgments and claims against the General Partner relating to any liability or damage 8 Whole Foods Market Southwest LP Amended and Restated Agreement of Limited Partnership v1 20040330.doc

incurred by reason of any act performed or omitted to be performed by such General Partner in connection with the business of the Partnership, including attorneys’ fees incurred by such General Partner in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, including all such liabilities under federal and state securities laws (including the Securities Act of 1933, as amended) as permitted by law. (b) In the event of any action by a Limited Partner against the General Partner, including a Partnership derivative suit, the Partnership shall indemnify, save harmless, and pay all expenses of such General Partner, including attorneys’ fees, incurred in the defense of such action, if such General Partner is successful in such action. (c) The Partnership shall indemnify, save harmless, and pay all expenses, costs, or liabilities of any General Partner who for the benefit of the Partnership makes any deposit, acquires any option, or makes any other similar payment or assumes any obligation in connection with any property proposed to be acquired by the Partnership and who suffers any financial loss as the result of such action. (d) Notwithstanding the provisions of Section 5.5(a), Section 5.5(b), and Section 5.5(c) above, no General Partner shall be indemnified from any liability for fraud, bad faith, willful misconduct, or gross negligence. Section 5.6. Compensation and Loans. (a) Compensation and Reimbursement. Except as otherwise provided in this Section 5.6, no Partner shall receive any salary, fee, or draw for services rendered to or on behalf of the Partnership, nor shall any Partner be reimbursed for any expenses incurred by such Partner on behalf of the Partnership. (b) Expenses. The General Partner may charge the Partnership for any direct expenses reasonably incurred in connection with the Partnership’s business. (c) Loans. Any Person may, with the consent of the General Partner, lend or advance money to the Partnership. If any Partner shall make any loan or loans to the Partnership or advance money on its behalf, the amount of any such loan or advance shall not be treated as a Capital Contribution but shall be a debt due from the Partnership. The amount of any such loan or advance by a lending Partner shall be repayable out of the Partnership’s cash and shall bear interest at such rate as the General Partner and the lending Partner shall agree pursuant to Section 5.3(a)4 hereof. If the General Partner is the lending Partner, the rate of interest shall be determined by the General Partner taking into consideration, without limitation, prevailing interest rates and the interest rates such General Partner is required to pay in the event such General Partner has itself borrowed funds to loan or advance to the Partnership. None of the Partners shall be obligated to make any loan or advance to the Partnership. Section 5.7. Operating Restrictions. (a) All Property in the form of cash not otherwise invested shall be deposited in one or more accounts maintained in such financial institutions as the General Partner shall 9 Whole Foods Market Southwest LP Amended and Restated Agreement of Limited Partnership v1 20040330.doc

determine or shall be invested in short-term liquid securities or shall be left in escrow and withdrawals shall be made only in the regular course of Partnership business on such signature or signatures as the General Partner may determine from time to time. (b) The signature of an officer of the Partnership or of the General Partner shall be necessary and sufficient to convey title to any real property owned by the Partnership or to execute any promissory notes, trust deeds, mortgages, or other instruments of hypothecation, and all of the Partners agree that a copy of this Agreement may be shown to the appropriate parties in order to confirm the same, and further agree that the signature of an officer of the Partnership or of the General Partner shall be sufficient to execute any “statement of partnership” or other documents necessary to effectuate this or any other provision of this Agreement. All of the Partners do hereby appoint the General Partner as their attorney-in-fact for the execution of any or all of the documents described herein. Section 5.8. Officers. The General Partner may designate one or more individuals as officers of the Partnership, who shall have such titles and exercise and perform such powers and duties as shall be assigned to them from time to time by the General Partner. Officers need not be Partners or residents of the State of Texas. Any officer may be removed by the General Partner at any time, with or without cause. Each officer shall hold office until his or her successor shall be duly designated and shall qualify or until the earlier of the officer’s death, resignation or removal. Any number of offices may be held by the same individual. The salaries or other compensation, if any, of the officers and agents of the Partnership shall be determined by the General Partner. The following individuals shall serve as the initial officers of the Partnership, to serve as such until such officer’s successor is elected or appointed and qualified or, if earlier, until such officer’s death, resignation, or removal from office: Name Office   Will Paradise President Walter Robb Executive Vice President and Chief Operating  Officer Glenda Flanagan Vice President, Chief Financial Officer, Secretary,  and Treasurer Norah Smith Vice President of Real Estate and Development Bruce Silverman Vice President of Marketing, Merchandising and  Purchasing Mark Dixon Vice President of Operations Nona Griesman Vice President of Operations Leslie Ellerbe Ireland Assistant Secretary Patricia D. Yost Assistant Secretary Roberta Lang Assistant Secretary 10 Whole Foods Market Southwest LP Amended and Restated Agreement of Limited Partnership v1 20040330.doc

ARTICLE 6 ROLE OF LIMITED PARTNERS Section 6.1. Rights or Powers. The Limited Partner(s) have the rights and the status of limited partners under the Act. Except as otherwise set forth in Section 6.2 hereof, no Limited Partner shall have any right or power to take part in the management or control of the Partnership or its business and affairs or to act for or bind the Partnership in any way. Section 6.2. Voting Rights. The Limited Partners shall have the right to vote only on the matters explicitly set forth in this Agreement. Section 6.3. Limitation on Liability. Except as provided in the Act, no Limited Partner shall have any personal liability whatever, whether to the Partnership, the General Partner or any creditor of the Partnership, for the debts of the Partnership or any of its losses beyond the amount of the Limited Partner’s Capital Contribution. Neither the General Partner nor the Partnership shall take any action or pursue any course of conduct that could create any personal liability for any Limited Partner. Section 6.4. Bankruptcy; Death. Neither the Bankruptcy, death, disability nor declaration of incompetence of a Limited Partner shall dissolve the Partnership, but the rights of a Limited Partner to share in the profits and losses of the Partnership and to receive distributions of Partnership funds shall, on the happening of such an event, devolve upon the Limited Partner’s estate, legal representative or successors in interest, as the case may be, subject to this Agreement, and the Partnership shall continue as a limited partnership. The Limited Partner’s estate, representative or successors in interest shall be liable for all of the obligations of the Limited Partner. ARTICLE 7 BANK ACCOUNTS, BOOKS OF ACCOUNT, REPORTS, AND FISCAL YEAR Section 7.1. Bank Account; Investments. The General Partner shall establish one or more bank accounts into which all Partnership funds shall be deposited. Funds of the Partnership may be deposited into accounts along with the funds of affiliated entities, so long as separate entries are made on the books and records of the Partnership and on the books and records of each such other entity reflecting that deposits in such bank account of Partnership funds are for the account of the Partnership and that withdrawals from such bank account in respect of the Partnership have been made for the purpose of distributing funds to the Partners or for the purpose of paying liabilities of the Partnership. Funds deposited by the Partnership into such bank accounts may be withdrawn only in furtherance of the business of the Partnership or for distribution to the Partners pursuant to this Agreement, However, pending their withdrawal for such purposes, Partnership funds may be invested in such manner as the General Partner may determine. 11 Whole Foods Market Southwest LP Amended and Restated Agreement of Limited Partnership v1 20040330.doc

Section 7.2. Books and Records. (a) In General. The General Partner shall keep books and records of the Partnership using any generally accepted accounting method of its choice. (b) Book Value of Partnership Property. The initial book value of Partnership Property shall be the cost of such Property or, if such Property is contributed to the Partnership, the fair market value at the time of contribution. The initial book value shall be appropriately adjusted for depreciation, depletion or write-off. The book value of Partnership Property shall be further adjusted when required pursuant to this Agreement and any applicable provisions of the Code or the Regulations. (c) Access to Partnership Books and Records. The books and records of the Partnership shall be maintained at the Partnership’s principal place of business and all Partners shall be allowed reasonable access to such records for any proper purpose. Section 7.3. Determination of Profit and Loss. All items of Partnership income, expense, gain, loss, deduction and credit shall be determined with respect to, and allocated in accordance with, this Agreement for each Partner for each Partnership fiscal year. As soon as is reasonably practicable after the end of each Partnership fiscal year, the General Partner shall cause to be prepared and furnished to each Limited Partner, at Partnership expense, a balance sheet of the Partnership (dated as of the end of the fiscal year then ended), and a related statement of income and loss for the Partnership (for the same year). Section 7.4. [Tax Returns and Information. The Partners intend for the Partnership to be treated as a partnership for state law and state taxation purposes but taxed as a corporation for federal income tax purposes. The General Partner shall prepare or cause to be prepared all federal, state and local income and other tax returns which the Partnership is required to file in accordance with the above intent of the Partners.] Section 7.5. Right of Other Partners. Nothing in this Section is intended to waive any rights a Partner may have under the Code with respect to the audit of the Partnership. Section 7.6. Fiscal Year. The Partnership’s fiscal year shall be selected by the General Partner. Section 7.7. Annual Reports. Within a reasonable period after the end of each Partnership fiscal year, each Partner shall be furnished with pertinent information regarding the Partnership and its activities during such period. ARTICLE 8 AMENDMENTS: MEETINGS Section 8.1. Amendments. Except as otherwise expressly provided in this Agreement, amendments to this Agreement may be proposed by the General Partner or any Limited Partner. Following such proposal, the General Partner shall submit to the Limited Partners a verbatim statement of any proposed amendment, providing that counsel for the Partnership shall have 12 Whole Foods Market Southwest LP Amended and Restated Agreement of Limited Partnership v1 20040330.doc

approved of the same in writing as to form, and the General Partner shall include in any such submission a recommendation as to the proposed amendment. The General Partner shall seek the written vote of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written vote, the General Partner may require response within a reasonable specified time, but not less than 15 days, and failure to respond in such time period shall constitute a vote which is consistent with the General Partner’s recommendation with respect to the proposal. Except as otherwise expressly provided in this Agreement, a proposed amendment shall be adopted and be effective as an amendment hereto if it receives the vote of the General Partner and a simple majority of the Interests of the Limited Partners. Section 8.2. Meetings of the Partners. (a) Meetings of the Partners may be called by the General Partner. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven days nor more than 30 days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or consent of Partners is permitted or required under this Agreement, such vote or consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 8.1 hereof. Except as otherwise expressly provided in this Agreement, the vote of majority in Interest of the Partners shall control. (b) At least once a year, as soon as possible after the financial statements are completed, a meeting may be held for all Partners. The General Partner will review and discuss the financial statements at the meeting and report to the Limited Partners the Partnership’s financial condition. All Partners must receive prior notice of the meeting date, time, and place. Failure to have an annual meeting, however, is not a breach of this Agreement. (c) For the purpose of determining the Partners entitled to vote on, or to vote at, any meeting of the Partners or any adjournment thereof, the General Partner or the Limited Partners requesting such meeting may fix, in advance, a date as the record date for any such determination. Such date shall not be more than 30 days nor less than 10 days before any such meeting. (d) Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it. (e) Each meeting of Partners shall be conducted by such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate. 13 Whole Foods Market Southwest LP Amended and Restated Agreement of Limited Partnership v1 20040330.doc

(f) Notwithstanding ARTICLE 8, whenever the vote or consent of the Partners is permitted or required under the Agreement, such vote or consent may be given at a meeting of the Partners or may be given via written consent. ARTICLE 9 TRANSFERS OF INTERESTS Section 9.1. Transfers. Except as otherwise provided in this ARTICLE 9, any Limited Partner may sell, assign, transfer, encumber, or otherwise dispose of all or a portion of his Interest in the Partnership without the prior written consent of any other Partner. An assignee of a Limited Partnership Interest shall be entitled to those rights set forth in the Act and may be admitted as a Limited Partner with the written consent of the General Partner and a majority in Interests of the Limited Partners. Section 9.2. Involuntary Withdrawal. In the event that any of the following events occur with respect to a Partner, such Partner shall be deemed to be a withdrawing Partner hereunder. The non-withdrawing Partners shall have the option to purchase the Partnership Interest of such withdrawing Partner for the purchase price provided in Section 9.3. The events are as follows: (a) A Partner files a voluntary petition in bankruptcy or shall be adjudicated to be bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy law or any present or future applicable state, federal or other law relative to bankruptcy, insolvency or other relief for debts; (b) Any Partner shall seek or consent to or acquiesce in the appointment of any trustee, receiver, conservator or liquidator of such Partner, or of all or any substantial part of its properties or its Partnership Interest; (c) If a court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against a Partner seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any present or future applicable state, federal or other law relating to bankruptcy, insolvency or other relief of debtors and such Partner shall acquiesce in the entry thereof; (d) Any trustee, receiver, conservator or liquidator of such Partner or of all or any substantial part of its properties or its Partnership Interest shall be appointed without the consent or acquiescence of such Partner and such appointment shall remain unvacated and unstayed for an aggregate of 60 days (whether or not consecutive); 14 Whole Foods Market Southwest LP Amended and Restated Agreement of Limited Partnership v1 20040330.doc

(e) If a Partner makes an assignment for the benefit of creditors or takes any similar action for the protection or benefit of creditors; and (f) Any Partner shall admit in writing its inability to pay its debts as they mature or give notice to any governmental body of its insolvency or suspension of operations or initiate proceedings to dissolve or liquidate. For the purpose hereof, a Partner shall be considered to acquiesce in an order, judgment or decree if such Partner does not file a petition or motion to vacate or discharge the same within 21 days after its entry. Section 9.3. Purchase Price. In the event of a sale between Partners pursuant to Section 9.2 hereof, the purchase price which shall be paid by the acquiring Partner to the withdrawing Partner shall be an amount equal to the sum of the withdrawing Partner’s Capital Contributions, reduced by any distributions made pursuant to Section 4.1. Section 9.4. Condition to Transfer. The initial Partners are those Partners who executed this Agreement as General and Limited Partners on the Effective Date. After the Effective Date, no Person may be admitted as a Partner except as provided in this Agreement and the Act. Once the Person is admitted as a Partner, the Person has the rights and obligations of a Limited Partner or General Partner, as applicable. Any new Partner will be required to accept and assume, in writing, this Agreement’s terms and conditions. With respect to any transfer of a Partnership Interest, each transferee to whom a Partnership Interest is transferred shall upon the written request of the General Partner, as a condition to such transfer, deliver to the General Partner (i) an opinion of counsel addressed to the Partnership and in form and substance satisfactory to the Partnership and its counsel to the effect that (a) the transfer of such Partnership Interest does not require registration under the Securities Act of 1933, as amended, or under applicable state securities or blue sky laws, (b) after giving effect to such transfer, the Partnership will not be subject to registration under the Investment Company Act of 1940, as amended. Section 9.5. Effect of Change of Partners. Subject to all of the provisions of this Agreement, the dissolution, liquidation, or substitution of any Limited Partner shall not interrupt the continuity of or cause the termination or dissolution of the Partnership. ARTICLE 10 GENERAL PARTNERS Section 10.1. Additional General Partners. Except as provided in this ARTICLE 10 and Section 11.1 hereof, no Person shall be admitted to the Partnership as a General Partner without the unanimous consent of the Partners. Section 10.2. Covenant Not to Withdraw. Transfer or Dissolve. Except as otherwise permitted by this Agreement, the General Partner hereby covenants and agrees not to (a) withdraw or attempt to withdraw from the Partnership, (b) exercise any power under this Act to dissolve the Partnership, or (c) Transfer all or any portion of his Interest in the Partnership as a 15 Whole Foods Market Southwest LP Amended and Restated Agreement of Limited Partnership v1 20040330.doc

General Partner. Further, the General Partner hereby covenants and agrees to continue to carry out the duties of a General Partner hereunder until the Partnership is dissolved and liquidated pursuant to ARTICLE 11 hereof. A General Partner will, however, be removed upon at least a majority of the Interests of the Limited Partners agreeing if: (a) A General Partner materially breaches the General Partner’s obligations and does not cure, or commence and diligently prosecute curing, the breach within 90 days after notice of the breach by any Limited Partner; or (b) The General Partner commits any act or omission of fraud or malfeasance to the Partnership’s injury. Section 10.3. General Partner’s Withdrawal Constitutes a Breach of this Agreement. If a General Partner withdraws in violation of this ARTICLE 10, the withdrawal will be treated as breaching this Agreement. The Partnership may recover damages from the withdrawing Partner, including the reasonable cost of replacing the services the withdrawing Partner was obligated to perform. The Partnership may, in addition to pursuing any remedies otherwise available under applicable law, recover from the withdrawing Partner by offsetting any damages against any amount otherwise distributable to the withdrawing Partner. Section 10.4. Election of New General Partners. Any Partner may nominate one or more Persons for election as additional General Partners. The election of an additional General Partner shall require an affirmative vote of all of the Partners. ARTICLE 11 DISSOLUTION AND WINDING UP Section 11.1. Liquidating Events. Subject to the Act, each Partner expressly waives any right which it might otherwise have to dissolve the Partnership except as set forth in this ARTICLE 11. The Partnership shall dissolve and commence winding up and liquidating upon the first to occur of any of the following (“Liquidating Events”): (a) The sale of all or substantially all of the Property; (b) The unanimous written consent of all the Partners to dissolve, wind up, and liquidate the Partnership; (c) The happening of any other event that makes it unlawful, impossible, or impractical to carry on the business of the Partnership; or (d) Any event which causes there to be no General Partner. The Partners hereby agree that, notwithstanding any provision of the Act, the Partnership shall not dissolve prior to the occurrence of a Liquidating Event. Furthermore, if an event specified in Section 11.1(d) hereof occurs, the Limited Partners may, within 90 days of the date such event occurs, unanimously vote to elect a successor General Partner and continue the Partnership business, in which case the Partnership shall not dissolve. If it is determined, by a court of 16 Whole Foods Market Southwest LP Amended and Restated Agreement of Limited Partnership v1 20040330.doc

competent jurisdiction, that the Partnership has dissolved (i) prior to the occurrence of a Liquidating Event, or (ii) upon the occurrence of an event specified in Section 11.1(d) hereof following which the Limited Partners elect a successor General Partner pursuant to the previous sentence, the Partners hereby agree to continue the business of the Partnership without a winding up or liquidation. Section 11.2. Winding Up. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs. The General Partner (or, in the event there is no remaining General Partner, any Person elected by a majority in interest of the Limited Partners) (the “Liquidator”) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and Property. The Liquidator may sell any or all Partnership Property, including to Partners, and any resulting gain or loss from each sale shall be computed and allocated to the Partners in accordance with the provisions of ARTICLE 3 and make final distributions as provided herein and in the Act. With respect to all Partnership Property that has not been sold, the fair market value of that Property shall be determined and the unrealized income, gain, loss, and deduction inherent in Property shall be allocated among the Partners as if there were a taxable disposition of that Property for the fair market value of that Property on the date of distribution. Partnership Property shall be applied and distributed in the following order: (a) First, to the payment and discharge of all of the Partnership’s debts and liabilities to creditors other than the General Partner; (b) Second, to the payment and discharge of all of the Partnership’s debts and liabilities to the Partners; and (c) Thereafter, any remaining distributions shall be made to the Partners in accordance with their Interests. No General Partner shall receive any additional compensation for any services performed pursuant to this ARTICLE 11. Section 11.3. Rights of Limited Partners. Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of his Capital Contribution and shall have no right or power to demand or receive Property other than cash from the Partnership. No Limited Partner shall have priority over any other Limited Partner as to the return of his Capital Contributions, distributions, or allocations. Except as provided in this Section, no Limited Partner may cause the Partnership’s dissolution and winding up by court decree or otherwise. Section 11.4. Notice of Dissolution. In the event a Liquidating Event occurs or an event occurs that would, but for provisions of Section 11.1, result in a dissolution of the Partnership, the General Partner shall, within 30 days thereafter, provide written notice thereof to 17 Whole Foods Market Southwest LP Amended and Restated Agreement of Limited Partnership v1 20040330.doc

each of the Partners and to all other parties with whom the Partnership regularly conducts business (as determined in the discretion of the General Partner) and shall publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the discretion of the General Partner). Section 11.5. Liability for Indebtedness Secured by Assets Distributed in Kind. If the Partnership makes distributions in kind of Property that secures indebtedness, each Partner receiving the distribution of Property subject to the indebtedness will be severally liable for a share of the indebtedness proportionate to the share of the Property distributed to each Partner. The several liability will be among each Partner but not for the benefit of others. No Partner will, however, be deemed to have assumed any personal liability on any indebtedness secured by Property distributed to any Partner for which the Partner is not liable under the terms of the instrument creating the indebtedness beyond the value of the Property that secures such liability. Additionally, each Partner’s liability to other Partners for indebtedness secured by Property distributed to the Partner will be limited to the value of the Partner’s interest in the Property. Indebtedness secured by Property distributed to Partners in kind need not be discharged from the Partnership’s liquidation proceeds. ARTICLE 12 CONFIDENTIALITY OF INFORMATION Section 12.1. Generally. Each Partner is entitled to all information under the circumstances and subject to the conditions stated in this Agreement and the Act. The Partners agree, however, that the General Partner may determine, due to contractual obligations, business concerns, or other considerations: (a) that certain information regarding the business, affairs, Property, and the Partnership’s financial condition will be kept confidential and not provided to some or all other Limited Partners; and (b) that it is not just or reasonable for those Partners, assignees, or representatives to examine or copy that information. Section 12.2. Damages; Exceptions. The Partners acknowledge that they may receive information regarding the Partnership in the nature of trade secrets or that otherwise is confidential. They acknowledge that the release of this information may be damaging to the Partnership or Persons with which it does business. Each Partner will hold in strict confidence any information it receives regarding the Partnership that is identified as being confidential (and if that information is provided in writing, that is so marked). The Partners acknowledge that breaching this Section’s provisions may cause irreparable injury to the Partnership for which monetary damages are inadequate, difficult to compute, or both. Accordingly, the Partners agree that this Section’s provisions may be enforced by specific performance. No Partner may disclose confidential information to any Person other than another Partner, except the following disclosures: 18 Whole Foods Market Southwest LP Amended and Restated Agreement of Limited Partnership v1 20040330.doc

(a) Those compelled by law, but the Partner must notify the General Partner or a majority in Interest of Limited Partners, as appropriate, promptly of any request for that information, before disclosing it, if practicable. (b) Those to advisers or representatives of the Partner or the Partner’s assignees, but only if they have agreed to be bound by this Section’s provisions. (c) Those of information the Partner also has received from a source independent of the Partnership that the Partner reasonably believes obtained that information without breaching any confidentiality obligation. ARTICLE 13 POWER OF ATTORNEY Section 13.1. General Partner as Attorney-In-Fact. Each Limited Partner hereby makes, constitutes, and appoints the General Partner and any successor General Partner, with full power of substitution and resubstitution, his true and lawful attorney-in-fact for him and in his name, place, and stead and for his use and benefit, to sign, execute, certify, acknowledge, swear to, file, and record (a) this Agreement and all agreements, certificates, instruments, and other documents amending or changing this Agreement as now of thereafter amended which the General Partner may deem necessary, desirable, or appropriate including, without limitation, amendments or changes to reflect (i) the exercise by any General Partner of any power granted to him under this Agreement; (ii) any amendments adopted by the Partners in accordance with the terms of this Agreement; (iii) the admission of any substituted Partner; and (iv) the disposition by any Partners of his Interest in the Partnership; and (b) any certificates, instruments, and documents as may be required by, or may be appropriate under, the laws of the State of Texas or any other state or jurisdiction in which the Partnership is doing or intends to do business. Each Limited Partner authorizes each such attorney-in-fact to take any further action which such attorney-in-fact shall consider necessary or advisable in connection with any of the foregoing, hereby giving each such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in connection with the foregoing as fully as such Limited Partner might or could do personally, and hereby ratifying and confirming all that any such attorney-in-fact shall lawfully do or cause to be done by virtue thereof or hereof. Section 13.2. Nature of Special Power. The power of attorney granted pursuant to this ARTICLE 13: (a) is a special power of attorney coupled with an interest and is irrevocable; (b) may be exercised by any such attorney-in-fact by listing the Limited Partners executing any agreement, certificate, instrument, or other document with the single signature of any such attorney-in-fact acting as attorney-in-fact for such Limited Partners; and 19 Whole Foods Market Southwest LP Amended and Restated Agreement of Limited Partnership v1 20040330.doc

(c) shall survive the death, disability, legal incapacity, bankruptcy, insolvency, dissolution, or cessation of existence of a Limited Partner and shall survive the delivery of an assignment by a Limited Partner of the whole or a portion of his Interest in the Partnership, except that where the assignment is of such Limited Partner’s entire Interest in the Partnership and the assignee, with the consent of the General Partner, is admitted as a substituted Limited Partner, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling any such attorney-in-fact to effect such substitution. ARTICLE 14 MISCELLANEOUS Section 14.1. Notices. All notices given pursuant to this Agreement shall be in writing and shall either be (i) mailed by first class mail, postage prepaid, registered or certified with return receipt requested, (ii) hand delivered to the intended addressee or (ii) sent by facsimile transmission followed by confirmatory letter. Notice so mailed shall be effective upon the expiration of three (3) days after its deposit; notice provided by facsimile transmission shall be effective on the date so transmitted, provided that such transmission is made during the recipient’s normal business hours and a copy thereof, together with confirmation of such transmission, is delivered the next business day by any of the other methods herein described; and notice given in any other manner shall be effective upon actual receipt by the addressee. For purposes of notice, the addresses and facsimile numbers of the Partners shall be as stated under their names on the attached Exhibit A; provided, however, that each Partner shall have the right to change its address and facsimile number for notice hereunder to any location by the giving of thirty (30) days’ notice to the other Partners in the manner set forth above. Section 14.2. Binding Effect. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Partners and their respective heirs, legatees, legal representatives, successors, transferees, and assigns. Section 14.3. Construction. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Partner. Section 14.4. Time. Time is of the essence with respect to this Agreement. Section 14.5. Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof. Section 14.6. Severability. If any provision of this Agreement is held by final judgment of a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalid, illegal or unenforceable provision shall be severed from the remainder of this Agreement, and the remainder of this Agreement shall be enforced. In addition, the invalid, illegal or unenforceable provision shall be deemed to be automatically modified, and, as so modified, to be included in 20 Whole Foods Market Southwest LP Amended and Restated Agreement of Limited Partnership v1 20040330.doc

this Agreement, such modification being made to the minimum extent necessary to render the provision valid, legal and enforceable. Notwithstanding the foregoing, however, if the severed or modified provision concerns all or a portion of the essential consideration to be delivered under this Agreement by one party to the other, the remaining provisions of this Agreement shall also be modified to the extent necessary to equitably adjust the parties’ respective rights and obligations hereunder. Section 14.7. Incorporation by Reference. Every exhibit, schedule, and other appendix attached to this Agreement and referred to herein is hereby incorporated in this Agreement by reference. Section 14.8. Further Action. Each Partner, upon the request of the General Partner, agrees to perform all further acts and execute, acknowledge, and delivery any documents which may be reasonably necessary, appropriate, or desirable to carry out the provisions of this Agreement. Section 14.9. Variation of Pronouns. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require. Section 14.10. Governing Law. The laws of the State of Texas shall govern all aspects of the relationship between the parties to this Agreement, including the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Partners. Section 14.11. Competing Business. Notwithstanding anything to the contrary contained in or inferable from this Agreement, the Act or any other statute or principle of law, the Partners and their Affiliates shall not be prohibited or restricted from investing in or conducting, and may invest in and/or conduct, businesses of any nature whatsoever. The investing in or conducting of any such business by a Partner or any Affiliate thereof shall not give rise in the other Partners or the Partnership to any claim for an accounting or any right to claim any interest therein, to claim the profits therefrom or to participate therein, even if such investment or business is of a character which, if presented to the Partnership, could be undertaken by the Partnership. Section 14.12. Waiver of Action for Partition. Each of the Partners irrevocably waives any right that he may have to maintain any action for partition with respect to any of the Partnership Property. Section 14.13. Facsimile Signatures; Counterpart Execution. This Agreement may be executed by facsimile signature and/or in any number of counterparts with the same effect as if all of the Partners had signed the same document. All counterparts shall be construed together and shall constitute one agreement. Section 14.14. Sole and Absolute Discretion. Except as otherwise provided in this Agreement, all actions which the General Partner may take and all determinations which the 21 Whole Foods Market Southwest LP Amended and Restated Agreement of Limited Partnership v1 20040330.doc

General Partner may make pursuant to this Agreement may be taken and made at the sole and absolute discretion of such General Partner. Section 14.15. Creditors. No provision of this Agreement will be for the benefit of or enforceable by any creditors of the Partnership or other third parties. Section 14.16. Waiver. No failure by any Partner to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach of this Agreement constitutes waiver of any breach or any other covenant, duty, agreement, or condition. Section 14.17. Offset. Whenever the Partnership is to pay any sum to any Partner, any amounts that Partner owes the Partnership may be deducted from that sum before payment. [signature page follows] 22 Whole Foods Market Southwest LP Amended and Restated Agreement of Limited Partnership v1 20040330.doc

IN WITNESS WHEREOF, the parties have entered into this Agreement of Limited Partnership as of the day first above set forth. GENERAL PARTNER: WHOLE FOODS MARKET SOUTHWEST I, INC. By: [ILLEGIBLE] Will Paradise, President LIMITED PARTNER: WHOLE FOODS MARKET SOUTHWEST INVESTMENTS, INC. By: Anthony Gilmore, President SIGNATURE PAGE Whole Foods Market Southwest LP Amended and Restated Agreement of Limited Partnership v1 20040330.doc

IN WITNESS WHEREOF, the parties have entered into this Agreement of Limited Partnership as of the day first above set forth. GENERAL PARTNER: WHOLE FOODS MARKET SOUTHWEST I, INC. By: Will Paradise, President LIMITED PARTNER: WHOLE FOODS MARKET SOUTHWEST INVESTMENTS, INC. By: [ILLEGIBLE] Anthony Gilmore, President SIGNATURE PAGE Whole Foods Market Southwest LP Amended and Restated Agreement of Limited Partnership v1 20040330.doc

EXHIBIT A PERCENTAGE INTERESTS IN PARTNERSHIP Initial Capital Name and Address Ownership Interest Contribution General Partner:  Whole Foods Market Southwest I, Inc. 1.0% $10.00 601 North Lamar, Suite 300 Austin, TX 78701   Limited Partner:  Whole Foods Market Southwest 99.0% See Schedule I Investments, Inc. attached hereto 2751 Centerville Road, Suite 334 Wilmington, DE 19808 EXHIBIT A Whole Foods Market Southwest LP Amended and Restated Agreement of Limited Partnership v1 20040330.doc

SCHEDULE 1 All equipment, fixtures, inventory, leasehold improvements, accounts receivable, and other assets belonging to Seller with regard to the going business located at: 1. 914 N. Lamar Austin, Texas 78703 2. 9070 Research Blvd. #201 Austin, Texas 78758 3. 2900 South Shepherd Houston, Texas 77098 4. 4006 South Lamar #400 Austin, Texas 78704 5. 2218 Lower Greenville Ave. Dallas, Texas 75206 6. 60 Dal-Rich Village Richardson, Texas 75080 7. 11145 Westheimer Rd. Houston, Texas 77042 8. 3711 Colony Dr. San Antonio, Texas 78230 9. 6401 Woodway #149 Houston, Texas 77057 10. 7205 SKillman Avenue Dallas, Texas 75231 11. 2201 Preston Road, Suite C Plano, Texas 75093 12. 840 Interchange Austin, Texas 78721 client/wholfood.dls/03161100 2143-1